UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2022

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 Third Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On April 18, 2022, Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Headway Workforce Solutions, Inc., a Delaware corporation (“Headway”), and Chapel Hill Partners, LP, as the representatives of all the stockholders (collectively, the “Sellers”) of Headway (the “Sellers’ Representative”), pursuant to which, among other things, the Company agreed to purchase all of the issued and outstanding securities of Headway in exchange for (i) a cash payment of $14,065.20, and (ii) 9,000,000 shares of the Company’s Series H Convertible Preferred Stock, with a value equal to the Closing Payment, as defined in the Stock Purchase Agreement (the “Headway Acquisition”). The Headway Acquisition is expected to close on the later of (i) the mutual agreement of the parties or (ii) on the third business day that certain conditions as set forth in the Stock Purchase Agreement have been completed, subject to satisfaction of customary closing conditions.

The purchase price in connection with the Headway Acquisition is expected to be approximately $9.0 million, subject to adjustment as provided in the Stock Purchase Agreement. Pursuant to certain covenants in the Stock Purchase Agreement, the Company may be subject to a Contingent Payment based on the Adjusted EBITDA (such term as defined in the Stock Purchase Agreement) of Headway during the Contingent Period (such term as defined in the Stock Purchase Agreement).

The Stock Purchase Agreement also contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Stock Purchase Agreement. Such representations and warranties are made solely for purposes of the Stock Purchase Agreement and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Stock Purchase Agreement and may have been qualified by disclosures that were made in connection with the parties’ entry into the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

In connection with the Headway Acquisition, the Sellers’ Representative and certain of the Sellers will enter into voting agreements whereby each will agree to, at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, to appear or issue a proxy to a third party to be present for purposes of establishing a quorum, and to vote all applicable shares in favor of each matter proposed and recommended for approval by the Company’s board of directors either in person or by proxy, amongst other provisions.

Pursuant to the Stock Purchase Agreement, at the closing the Company intends to file a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the Series H Convertible Preferred Stock, par value $0.00001 per share (the “Series H Preferred Stock”).

The Series H Preferred Stock will have a stated value equal to $1.00 per share (the “Stated Value”) and will be convertible into an aggregate of approximately 3,500,000 shares of common stock, par value $0.00001 (the “Common Stock”) of the Company, at a conversion price of $2.5714 per share, subject to certain ownership limitations. The Series H Preferred Stock may be redeemed by the Company through a cash payment at a per share price equal to the Stated Value (including, for the avoidance of doubt, all PIK Dividends accredited thereto, as defined in the Certificate of Designation), plus all accrued but unpaid dividends thereon (the “Redemption Price”), at any time on or after the date of issuance. Upon the third anniversary of the date of issuance, the Company shall redeem all of the shares of the Series H Preferred Stock at the Redemption Price, subject to certain provisions in the Limited Consent (as defined herein). The Series H Preferred Stock carries quarterly dividend rights of cash dividends accruing (i) at an annual rate per share equal to 12% from the date of issuance and (ii) at an annual rate per share of 15%, if the Company has not redeemed all outstanding shares of Series H Preferred Stock after the third anniversary from the date of issuance.

Subject to certain beneficial ownership limitations, the Series H Preferred Stock shall vote on an “as converted” basis on all matters submitted to the holders of Common Stock for approval. In addition, as long as any shares of the Series H Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series H Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series H Preferred Stock, or (c) increase the number of authorized shares of the Series H Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

The foregoing description of the Series H Preferred Stock does not purport to be complete and may be subject to change and amendment at the closing.

Limited Consent and Waiver

On April 18, 2022, the Company entered into a limited consent and wavier (the “Limited Consent”) to the Second Amended and Restated Note Purchase Agreement, dated as of October 26, 2020 (the “Note Purchase Agreement”), with Jackson Investment Group, LLC. The Limited Consent permits, among other things, the Headway Acquisition and issuance of Series H Preferred Stock, and additionally grants one-time waivers under the Note Purchase Agreement of (i) the occurrence of a breach of a financial covenant as of the first fiscal quarter ended March 31, 2022, and (ii) the delivery of certain audited financial statements until May 2, 2022. The foregoing description of the Limited Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Limited Consent, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Credit Agreement

On April 18, 2022, the Company and certain of its domestic subsidiaries entered into an amendment to the Credit and Security Agreement, dated as of April 8, 2015, as amended, and entered into Amendment No. 20 (“Amendment No. 20”) to the Credit and Security Agreement (as amended, the “Credit Agreement”), with MidCap Funding X Trust. Amendment No. 20 permits, among other things, the Headway Acquisition and the issuance of the Series H Preferred Stock, and additionally grants one-time waivers under the Credit Agreement of (i) the occurrence of a breach of a financial covenant as of the first fiscal quarter ended March 31, 2022, and (ii) the delivery of certain audited financial statements until May 2, 2022. The foregoing description of Amendment No. 20 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 20, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 above in relation to the issuance of an aggregate of 9,000,000 shares of Series H Preferred Stock is incorporated herein by reference. The issuance of the Series H Preferred Stock will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities law, and such issuance will be undertaken in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 8.01 Other Events.

On April 19, 2022, the Company issued a press release announcing the Headway Acquisition and the entry into the Stock Purchase Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated April 18, 2022, by and between Staffing 360 Solutions, Inc. Headway Workforce Solutions, Inc. and Chapel Hill Partners, LP as the Sellers’ Representative
10.1	Limited Consent and Waiver to Second Amended and Restated Note Purchase Agreement, dated April 18, 2022
10.2	Amendment No. 20 to the Credit and Security Agreement, dated April 18, 2022
99.1	Press Release, dated April 19, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Certain of the schedules (and similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the Exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2022	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer